Pioneer Power Solutions, Inc. 8-K

Exhibit 99.1

Pioneer Power Solutions, Inc. to Announce 2016 First Quarter

Financial Results on May 13, 2016

Fort Lee, NJ, April 29, 2016 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, today announced that management will announce its 2016 first quarter financial results before the market opens on May 13, 2016. Management will then host a conference call at 10 a.m. Eastern Time to discuss the results with the investment community.

Anyone interested in participating should call 1-888-812-8595 if calling within the United States or 1-913-312-1422 if calling internationally. When asked, please reference confirmation code 2346665.

A replay will be available until May 20, 2016 which can be accessed by dialing 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use passcode 2346665 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=119027.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company's principal products and services include custom-engineered electrical transformers, low and medium voltage switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. Pioneer is headquartered in Fort Lee, New Jersey and operates from 14 additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales, service and administration. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

CONTACT:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com